UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2007

UNIVERSAL COMPRESSION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15843 (Commission File Number)	13-3989167 (IRS Employer Identification No.)

4444 Brittmoore Road Houston, Texas (Address of principal executive offices)	77041 (Zip Code)
Registrant’s telephone number, including area code: (713) 335-7000
N/A
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02. Adoption of Universal Compression Holdings, Inc. Retention Bonus Plan.
(e)    On April 13, 2007, the Board of Directors of Universal Compression Holdings, Inc. (the “Company”) approved the adoption of the Universal Compression Holdings, Inc. Retention Bonus Plan (the “Retention Plan”) for selected employees, including executive officers, to provide such employees with an incentive to continue employment with the Company or an affiliate of the Company in light of the Company’s proposed merger with Hanover Compressor Company. Participants will receive a retention bonus (the “Retention Bonus”) in a lump sum cash payment, which is not necessarily the same for each participant, upon continuing employment with the Company until a specified date or dates (each a “Key Date”). Terminated participants (except in the event of termination due to death) must execute a waiver and release (the “Waiver and Release”), which releases the Company and its affiliates from liability and damages related to the participant’s employment with or separation from employment with the Company or an affiliate, in order to receive the Retention Bonus.
     If a participant’s employment with the Company is terminated prior to any Key Date by reason of death, disability or termination by the Company or an affiliate without cause (as defined in the Retention Plan), that participant is entitled to be paid his or her entire Retention Bonus. If a participant’s employment is terminated prior to any Key Date for any other reason, that participant will not be entitled to any unpaid portion of his or her Retention Bonus. A terminated participant also will not be entitled to a Retention Bonus if he or she revokes the Waiver and Release.
     The Compensation Committee of the Board of Directors of the Company will be the administrator of the Retention Plan and is empowered to select and approve participants, determine the amount of the Retention Bonus for each participant and interpret and administer the Retention Plan. The Compensation Committee may delegate its power to the Chief Executive Officer or other executive officers of the Company, except that the Compensation Committee may not delegate its duty to select and approve executive officer participants and their respective Retention Bonuses and Key Dates.
     The foregoing description of the Retention Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Plan filed as Exhibit 10.1 and incorporated by reference into this Item 5.02. Participants will receive a Retention Bonus Award Letter setting forth their Retention Bonus and Key Dates, forms of which are filed as Exhibits 10.2 and 10.3 and incorporated by reference into this Item 5.02.
     No Retention Bonus awards have been made to named executive officers as of the date of this report.
     Item 9.01. Financial Statements and Exhibits.
     (c)        Exhibits.
     10.1      Retention Bonus Plan
     10.2      Form of Retention Bonus Award Letter (with single Key Date)
     10.3      Form of Retention Bonus Award Letter (with multiple Key Dates)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC.
Date: April 18, 2007	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President and Chief Financial Officer